Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ING America Insurance Holdings, Inc. Equity Compensation Plan of our report dated March 10, 2008, with respect to the consolidated financial statements of ING Belgium SA/NV, which report appears in the Annual Report (Form 20-F) of ING Groep N.V. for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Brussels, Belgium

March 15, 2010

Ernst & Young Reviseurs d’Entreprises SCCRL

Represented by

/s/	Marc Van Steenvoort Partner	/s/	Pierre Anciaux Partner